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                      S M I T H  &  G E S T E L A N D,  L L P

                     Partners In Your Success - Since 1948





                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-44962, 33-44963, 33-64832, 33-74418, 33-86108, and 33-86106)
pertaining to various employee and director stock option plans of American Superconductor Corporation of our report dated February 7, 1997, with respect to the financial statements of Superconductivity, Inc., included in American Superconductor Corporation's Current Report on Form 8-K/A dated June 19, 1997, filed with Securities and Exchange Commission.




Madison, Wisconsin                              /s/ Smith & Gesteland, LLP
June 19, 1997                                   -------------------------------
                                                SMITH & GESTELAND, LLP












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